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                                                                   EXHIBIT 4.4


                              CERTIFICATE OF TRUST

                                       of

                              AMCV CAPITAL TRUST I


                  The undersigned, being the trustees of AMCV Capital Trust I (the "Trust"), desiring to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801 et seq.) hereby certify as follows:

                  1. The name of the business trust being formed hereby is "AMCV Capital Trust I".

                  2. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center - Route 272, Newark, Delaware 19711.

                  3. This Certificate of Trust shall be effective upon the filing of this Certificate of Trust.


                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the 12th day of January, 2000.


                                 The Bank of New York (Delaware), as Trustee

                                 By: /s/ Mary Jane Morrissey
                                     ------------------------------
                                     Name: Mary Jane Morrissey
                                     Title:  Authorized Signatory


                                 /s/ Randall L.Talcot
                                 ----------------------------------
                                 Randall L. Talcott, as Trustee